STATE OF FLORIDA
                              Department of State


I certify the attached is a true and correct copy of the Articles of Amendment, filed on March 26, 1999, to Articles of Incorporation for FUNDS AMERICA FINANCE CORPORATION, a Florida corporation, as shown by the records of this office.

The document number of this corporation is P98000058806.

 Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Twenty-sixth day of March, 1999.


/s/ Katherine Harris
Secretary of State

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             ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                       FUNDS AMERICA FINANCE CORPORATION
                                 (present name)

Pursuant to the provisions of section 607 10% Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its Articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)
Please amend authorized shares from 500 shares to 25,000,000 shares, no par value.

SECOND:       If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD:The date of each amendment's adoption: March 23, 1999

FOURTH: Adoption of Amendment(s) (CHECK ONE) *

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[ ] The amendment(s) was/were approved by the shareholders.  The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ]The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

          "The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________________(voting group)."

[ ]The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[X ]The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 23 day of March, 1999.


Signature: /s/   Mark Sand
 (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders) OR (By a director if adopted by the directors) OR (By an incorporator if adopted by the incorporators)

Mark Sand
Incorporator


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